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                                                                 EXHIBIT 10(jjj)

                               TENANCY AGREEMENT


         A TENANCY AGREEMENT effective as of the 1st day of May, 2000 between BEST I.Q. Inc., a foreign company incorporated in the State of California. America (Company No. 993481) with its registered office at No. 1248, Reamwood Avenue, Sunnyvale, County of Santa Clara, State of California, America (hereinafter called "the Landlord" which expression shall where the context so admits include their successors and assigns) of the one part and CERPROBE CORPORATION, a foreign company incorporated in the State of Delaware, America, with its registered office at 1150 North Siesta Boulevard, Gilbert, Arizona, America (hereinafter called "the Tenant") of the other part.

         WHEREAS the Landlord is the registered proprietor of all that piece of land and hereditaments known as Lot No. P.T. No. 2878, Mukim 12, Daerah Barat Daya Penang held under Suratan Hakmilik Sementara No. H.S. (D) 8658 together with a single story building bearing Premises No. Plot 47 Phase IV, Jalan Bund, 11900 Bayan Lepas, Penang erected thereon (hereinafter referred to as "the said Premises").

         NOW THIS AGREEMENT WITNESSETH as follows:

1. The Landlord agrees to let and the Tenant agrees to take the whole of the said Premises together with the use of all the machineries, equipments, furnitures, fixtures, and fittings, as per the Inventory list annexed hereto as "Appendix A" in the said Premises.

2. The tenancy shall be for a term of five (5) years commencing from the 1st day of May, 2000 and expiring on the 30th day of April, 2005, at a triple net rent expressed in Ringgit Malaysia ("RM") as follows:

         RM Ten Thousand (RM10,000.00) only per month for each month during the first Lease Year

         RM Twelve Thousand Five Hundred (RM12,500.00) only per month for each month during the second Lease Year

         RM Fifteen Thousand (RM15,000.00) only per month for each month during the third Lease Year

         RM Eighteen Thousand Five Hundred (RM18,500.00) only per month for each month during the fourth Lease Year

         RM Twenty Thousand (RM20,000.00) only per month for each month during the fifth Lease Year

         "Lease Year" shall mean a period of twelve calendar months beginning on May 1 of each year. The first of such payments shall be made on or before the execution of this Agreement and
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such subsequent rent payments are payable in advance and shall be received by the Landlord on or before the seventh (7th) day of each and every succeeding month.

         Rent set out above is less than the fair market rental value of the Premises and the reduction from fair value is based on, and in consideration for, the premise that Tenant shall complete building and leasehold improvements to the Premises at a minimum cost (materials and labour) of US$300,000 within the first six months of the tenancy. On or before November 1, 2000, Tenant will provide to Landlord a written report specifying in reasonable detail the cost of all such improvements completed to that date, with copies of invoices and evidence of payment thereof to support such amounts, and Landlord will have a reasonable opportunity to review and verify such report. In the event that the verified cost of such building and leasehold improvements is less than US$300,000, Tenant will pay to Landlord, as additional rent, a lump sum payment equal to the result (C) of the following formula: (US$300,000) less (the actual cost of building and leasehold improvements) equals (A); (A) divided by (US$300,000) equals (B); (B) times (US$127,000) equals (C). All such improvements shall become the property of landlord and will remain with the Premises upon the expiration or sooner termination of the tenancy, except interior walls and partitions, which will be removed or left, as directed by Landlord.

         Provided Tenant is not in default under the terms of this Agreement, Tenant shall have the option to extend the term of this Lease for two (2) optional renewal terms of twelve (12) months each beginning immediately upon the end of the fifth Lease Year or first optional renewal Lease Year, as the case may be. All of the terms of this Lease shall continue to apply during the optional renewal Lease Years except that the rent shall be as described in the paragraph immediately following. Tenant shall exercise its option to renew as follows: Tenant shall give Landlord written notice of exercise of its intention to exercise each renewal option no later than two (2) months prior to the end of the fifth Lease Year or first optional renewal Lease Year, as the case may be, timely notice being an express condition of valid exercise.

         Rent for each of the optional renewal Lease Years shall be the higher of RM30,000 per month plus ten percent (10%) or the current market rate.

3.       THE TENANT AGREES WITH THE LANDLORD as follows:

         (a) to pay the said rent on the days and in the manner aforesaid by either:

                  (i) crediting the Landlord's current account No. 372654281 -001 with the Hong Kong and Shanghai Banking Corporation at No. 11, Beach Street, Penang, and to confirm to the Landlord via fax of the deposit or tele-transfer; or

                  (ii) sending a cashier order/demand draft payable to the Landlord to the Landlord's office at BEST I.Q., Inc. 1246 Reamwood Avenue, Sunnyvale, CA 94089 (whose receipt shall be good and sufficient discharge to the Tenant).

         (b) to observe, perform and comply with all ordinances, regulations, by-laws and rules, all notices and requirements of the appropriate local authorities in connection with or in



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relation to the Tenant's business carried on in the said Promises and the permitted user of the said Premises;

(c) to pay all charges for property tax, water, electricity, telephone, power equipment, air conditioning, roof repair, water tank, septic tank or sewage maintenance during the continuance of the tenancy and upon execution of this Agreement to place any required security deposit(s) with the relevant authorities for the connection of the above utilities to the said Premises;

(d) to pay all fees and other sums payable in respect of any license granted by any authority in respect of the business carried on by the Tenant on the said Premises and the Tenant shall at all times maintain valid manufacturing license during the term of this tenancy.

(e) to use the said Premises for the Tenant's business as permitted under the license issued by the appropriate authorities which the Tenant warrants include manufacturing as well as storing finished products and spare parts, etc. used and/or to be used in connection with the Tenant's business of moulds, tools and dies for electric and electronic industries. The Tenant shall not use or permit the use of the said Premises for residential or sleeping purposes nor to carry on or permit to be carried on any vocation which would be inconsistent to the permitted user of the said Premises.

(f) to comply with all by-laws, regulations and planning schemes of the relevant local authority or of any other public authority affecting the said Premises or the Tenant's occupation thereof or the business carried on in the said Premises.

(g) to keep every part of the interior of the said Premises (including the ceiling, doors and windows and all the fixtures and fittings therein and the doors, windows glass, shutters, locks, fastenings, fittings, for light and power fixtures) clean and in good and tenantable repair and condition (damage by fire, lightning, termite, war, riot or tempest alone excepted) and also to clean and keep clean the exterior of the windows to the said Premises;

(h) to permit the Landlord and its duly authorized agents, surveyors and workmen with all necessary appliances at all reasonable times of the day to enter the said Premises or any part thereof in order to view the said Premises or of taking inventories of the Landlord's machineries, equipments, furnitures, fixtures and fittings therein, or of doing such work, and things as may be required for any repairs, alterations or improvements either of the said Premises and the wires, pipes or drains or of any other parts of the said Premises and within one (1) calendar month of notice given by the Landlord, to execute any repairs and make any replacement of the Landlord's machineries, equipments, furnitures, fixtures and fittings lawfully required by such notice;

(i) not to use the said Premises or suffer the same to keep be used for any offensive, noisy or dangerous trade, business, manufacture or occupation or for any purpose or in



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any manner which may be a nuisance or annoyance to the Landlord or the owners or occupiers of neighboring or adjacent premises in the Landlord's opinion detrimental to the use of the said Premises. PROVIDED that the carrying on in a proper manner and in such a way as to cause as little nuisance to the Landlord or the owners or occupiers of neighboring or adjacent premises as is reasonably possible of the trade or business hereby provided for shall not be deemed to be a breach of this covenant. On written notice being served on the said Premises by the Landlord's surveyor requiring the abatement of any nuisance caused by vibration, noise or offensive smell or by any undue emission of smoke, vapor or dust, the Tenant shall with all reasonable dispatch after the service of such notice, abate such nuisance accordingly.

(j) not to assign, underlet or part with the possession of the said Premises or any part thereof or to allow anyone to use the said Premises as a licensee thereof without the Landlord's consent in writing (except to an affiliate of the Tenant), which consent however will not be unreasonably withheld or delayed;

(k) (i) Upon the execution of this Agreement, the Tenant shall at its own cost and expenses insure the said Premises together with all the machineries, equipments, furnitures, fixtures and fittings therein belonging to the Landlord in the name of the Landlord against loss or damage by fire or tempest in the full value hereof with insurers of repute, and within seven (7) days upon the execution hereof to deliver a copy of such insurance policy effected to the Landlord together with a copy of the annual premium paid for their safe-keeping. At all times throughout the Tenancy, the Tenant shall maintain and renew the insurance and make prompt payment of all insurance premium payable as and when due. The Tenant shall not do or permit to be done anything whereby the policy or policies of insurance on the said Premises or on the said building may become void or voidable.

         (ii) the Tenant shall be responsible at all times during the term hereby created for insuring its own assets and or property in the Demised Premises.

         (iii) the Tenant shall at all times during the term hereby created keep in force sufficient third party liability insurance policy against death, bodily injury, and loss or damage to property of any person whether or not in the service of the Tenant in or about the said Premises and the Tenant shall deposit a copy of the said insurance with the Landlord.

         (iv) It is hereby agreed that the Landlord will not be responsible for any public or third party liabilities in respect of any injury loss or damages in or about the said Premises of the Tenant and the Tenant shall fully indemnify the Landlord against any such liabilities.

(l) not to do anything which may result in any damage or blockage to the electrical connections and wiring and switches or to the lavatories, pipes, sewers and drains in the said Premises or leading to the septic tank or to the septic tank connected thereto and to



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clean and make good every stoppage or damages to the toilets sewers, chutes and drains caused by the negligence of the Tenant, and to repay to the Landlord all costs incurred by the Landlord in repairing and making good such damage or stoppage;

(m) not to injure, cut or maim any of the walls, partitions, timbers, floors, ceiling of the said Premises without the previous consent in writing of the Landlord (other than the initial building and leasehold improvements referred to above) and not to make or permit to be made any alterations in the internal arrangement or in the external appearance of the said Premises. PROVIDED ALWAYS that such alterations or additions made with the previous written consent and approval of the Landlord shall be at the Tenant's own expense and shall comply, with all the laws and by-laws and regulations in relation thereto and all damage caused thereby shall be made good by the Tenant;

(n) to take such measures as may be necessary to ensure that any drain effluent discharged into the drains or sewers which belong to or are used for the said Premises in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein;

(o) not to discharge or allow to be discharged any solid matter from the said Premises into the drains or sewers as aforesaid nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature or of a kind calculated to or that does in fact destroy, sicken or injure the fish or contaminate or pollute the water of any stream or river and not to do or omit or allow or suffer to be done or omitted any act or thing whereby the waters of any stream or river may be polluted or the composition thereof so changed as to render the Landlord liable to any action or proceedings by any person whomsoever;

(p) not to hold or suffer to be held any auction upon the said Premises without first obtaining the consent of the Landlord;

(q) to permit prospective Purchasers and/or Tenants and others with written authority from the Landlord or its agents to view the said Premises at all reasonable times during the term of this Agreement;

(r) to keep the said Premises in good condition and repair (fair wear and tear excepted) and upon termination of this Agreement to remove all partitions and interior walls put up by the Tenant (except as Landlord may direct to be retained) and generally to clean the interior to the satisfaction of the Landlord at the time of such termination and to repair any damage to the floor or any part of the said Premises caused by the removal of the Tenant's belongings from the said Premises;

(s) at the determination of the said term, to yield up to the Landlord said Premises and all the machines, equipments, furnitures, fixtures and fittings as per the inventory List annexed hereto as "Appendix A" (other than the Tenant's fixtures and fittings) therein in such good and substantial repair as shall be in-accordance with the Tenant's covenants herein contained, with all locks and keys to the said Premises.



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         (t) not to exhibit on the outer wall or roofs of the said Premises or of any building or structure thereon any sign, signboard or hanging sign, fascia advertisement, placard or lettering except such as may previously have been approved by the Landlord and in default thereof, Landlord may enter and remove the same at the Tenant's cost. Notwithstanding such approval by the Landlord, the Tenant shall indemnify the Landlord against all damage caused to third parties by the advertising board or panel in any way whatsoever and to keep the Landlord indemnified against all claims, proceedings, costs and expenses in respect thereof. The Tenant shall be responsible for obtaining the permission of the local planning authority or other authority if and when necessary and to comply at all times with all acts, rules, regulations and bye-laws in force and to be solely responsible for any rates which may be assessed in respect of the board or panel;

         (u) to apply for the necessary permit from the relevant authority to use the said Premises for the purposes intended by the Tenant, if necessary, and to indemnify and keep the Landlord indemnified in the event of non-compliance with the rules and regulations imposed by the relevant authority. All cost and expenses of the application, if necessary, are to be borne solely by the Tenant.

         (v) at all times during the term hereof the Tenant shall abide by the following Acts, by-laws and such other legislation governing the trade and/or business of the Tenant and shall indemnify and keep the Landlord indemnified on the same:

                  (i) The Environmental Quality Act, 1974 and the subsidiary legislation made thereto.

                  (ii) the Local Government Act, 1976

                  (iii) Factories and Machinery Act, 1967

                  (iv) Undang-undang Kecil (Tred, Perniagaan dan Perindustrian) Majlis Perbandaraan Pulau Pinang, 1991

                  (vi) Undang-undang Kecil (Establisymen Makanan) Majlis Perbandaran Pulau Pinang, 1991

4.       THE LANDLORD AGREES WITH THE TENANT as follows:

         (a) to pay all present and future rents including all and any increases which are imposed or charged on the said Premises during the tenancy hereby created;

         (b) to allow the Tenant to do or effect any repair or alteration to the said Premises as may from time to time be necessary for the Tenant's business purposes at the Tenant's own cost and expenses subject to the Landlord's written approval being obtained which shall not be unreasonably withheld and shall be granted by the Landlord subject to the Tenant



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         having obtained all the requisite approval from the relevant authority on the plans submitted, and undertaking to observe, perform and comply with all ordinances, regulations, by-laws and rules, all notices and requirements of the appropriate local authorities in connection with or in relation to the plans submitted for the repair, alteration or renovation to the said Premises;

         (c) The Tenant paying the rent hereby reserved and observing and performing the several covenants and stipulations on their part herein contained shall peaceably hold and enjoy the said Premises during the said term without any interruption by the Landlord or any person lawfully claiming under them or in trust for them.

5.       PROVIDED AND IT IS HEREBY AGREED as follows:

         (a) if the rent hereby reserved or any part thereof shall at any time be unpaid for fourteen (14) days after becoming payable (whether formally demanded or not) or if any agreement on the part of the Tenant hereby contained shall not be performed or observed or if the Tenant or other person or persons in whom for the time being the term hereby created shall be vested, being a Company, shall enter into liquidation whether compulsory or voluntary (except for the purpose of amalgamation) or, being a non-corporate person, shall become a bankrupt or make an assignment for the benefit of its or their creditors or enter into an agreement or make any arrangement with its or their creditors for liquidation or its or their debts by composition or otherwise or suffer any distress or execution to be levied on its or their goods therein, then in any of the said cases, it shall be lawful for the Landlord at any time thereafter to re-enter upon the said Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the agreement on the part of the Tenant herein contained;

         (b) acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right of action against the Tenant in respect of any breach of its obligations hereunder;

         (c) any fixtures, fittings, additions or improvement to the said Premises made by the Tenant to the said Premises shall belong absolutely to the Landlord and the Tenant shall not be entitled to any compensation whatsoever from the Landlord upon the termination of this Agreement;

         (d) the Landlord shall be entitled to levy on arrears of outstanding rental (which in this context herein, means the rentals not paid on or before the stipulated date of every month in Advance) a further sum of 12% per annum as administrative charges on a pro rata basis with daily interest until such sums are paid;

         (e) in case the said Premises or any part thereof shall at any time during the said term be destroyed or damaged by any cause including fire, lightning, war, riot or tempest so as to become unfit for occupation and use, then the Landlord shall not be bound or



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         compelled to rebuild or reinstate the same unless in its discretion it thinks fit. In the event of the Landlord deciding to rebuild and reinstate the said portion or part thereof which has been destroyed or damaged then (provided the money payable under any policy of insurance effected by the Tenant on behalf of the Landlord pursuant to clause 3(k) hereof shall not become irrecoverable through any act or default of the Tenant) the rent reserved, or a fair and just proportion thereof according to the nature and extent of the damaged sustained, shall be suspended and cease to be payable until the said Premises shall have been again rendered fit for occupation and use. In the event of the Landlord deciding not to rebuild and reinstate the said Premises or the part thereof destroyed or damaged, then the rent hereby reserved or a fair and Just proportion thereof shall cease to be payable from the happening of such destruction or damage aforesaid and the Tenant shall peaceably and quietly leave, surrender and yield up to the Landlord possession of so much of the said Premises as shall not have been destroyed and the Landlord shall refund the rent deposit paid or part thereof to the Tenant;

         (f) any notice herein required to be served shall be in writing and shall be served either personally or by sending it by registered post to such Premises or place to abode and in the case of a notice to be served on the Landlord it may be served in like manner;

         (g) in this agreement where the context so permits or requires the masculine shall include the feminine and neuter genders and the singular shall include the plural number and vice versa and where there are two (2) or more persons included in the expression "the Tenant," covenants expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally;

         (h) the Landlord and the Tenant hereby agree to bear equally all present assessment and future charges of the assessment rates in respect of the said Premises including any increases which may be imposed from time to time by the relevant authority.

         (i) each party shall bear the expense of its own solicitors in respect of this Agreement and the Tenant shall bear all stamp duty payable in respect of this Agreement.

         (j) neither party can terminate this Agreement before the expiry of the term hereof, provided always and it is hereby agreed by the Tenant that the Landlord reserves the absolute right to terminate this Agreement by giving three (3) months prior written notice to the Tenant pursuant to clause 5(k) hereof in the event the said Premises is disposed of to a third party.

         (k) (i) as additional consideration for this Agreement, Landlord, (hereinafter in this clause called "Seller"), hereby grants unto Tenant (hereinafter in this clause called "Buyer"), the exclusive Option for the period from the date hereof to and including expiry of this Agreement, (the "Expiration Date") to purchase the Premises for the Fair Market Value thereof as determined as of the date of exercise of the Option. The closing date shall be 90 days from the date of written consent



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                  from the State Authority (as described below), provided that the within Option is exercised in accordance with the terms and conditions hereof.

                  (ii) If Buyer elects to exercise this Option it shall do so by sending to Seller written notice of exercise. This Option shall expire and the rights of Buyer hereunder terminate if this Option is not exercised on or before the Expiration Date. If the Expiration Date occurs on a Saturday, Sunday or legal holiday (at the Premises), then the Expiration Date is extended to the next succeeding business day following such Saturday, Sunday or holiday.

                  (iii) "Fair Market Value" means the gross price for which an owner would be willing to sell the property in question assuming owner to be a prudent person willing to sell but being under no compulsion to do so, and assuming the buyer to be a prudent person willing to buy but being under no compulsion to do so, assuming cash terms at closing (but in no case will fair market value be less than US$1,000,000). Seller shall initially determine the Fair Market Value and shall thereupon give Buyer written notice of such determination within twenty (20) days after Buyer's notice of exercise. If Buyer does not agree with Seller's determination of Fair Market Value, Buyer may give Seller written notice of disagreement within twenty (20) days after Seller's notice of its determination of Fair Market Value. If Buyer fails to give such notice of disagreement for any reason, then Buyer shall be bound by Seller's determination of Fair Market Value.

                  (iv) if Buyer gives Seller notice of disagreement within the time permitted, each party will choose a person with at least five (5) years experience as a real estate appraiser in the metropolitan area in which the Premises are located, and give notice of the name and address of such person to the other within thirty (30) days of the notice of disagreement from Buyer. Those two persons shall within fifteen (15) days select a third person who is experienced as a like real estate appraiser, and the three persons (the "Experts") shall make a determination of Fair Market Value as follows:

                  (aa) Each Expert will independently determine the Fair Market Value and then all will meet and simultaneously disclose to the others their respective determinations. The Fair Market Value shall be the average of the two determinations closest by dollar amount.

                  (bb) The Experts shall promptly notify Seller and Buyer of each of their separate determinations and the resulting Fair Market Value. The determination of Fair Market Value pursuant to this procedure shall be final, binding and conclusive upon Seller and Buyer.

                  (v) Each party will pay any and all fees and expenses incurred in connection with such party's Expert and the fees and expenses for the third Expert will be borne equally by the parties.



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                  (vi) The terms of payment shall be 10% of the purchase price to be paid to the Seller (and the parties shall execute a purchase agreement as soon thereafter as practical) and the balance 90% of the purchase price to be paid within ninety
                  (90) days from the date of the written consent from the State Authority. In the event the State Authority's consent could not be obtained or has rejected the application for sale, the 10% deposit shall be refunded by the Seller to the Buyer free of interest. Payment of the 10% deposit of the purchase price shall be made to the Seller. Evidence of title, prorations of costs and other terms of the purchase will follow accepted commercial practice in the location of the Premises.

         (1) the Tenant shall pay double rental per month to the Landlord as agreed liquidated damages for each month that the Tenant fails to vacate the said Premises or to remove the furnitures, fixtures and fittings or to give up all the keys to the said Promises in accordance with this clause whereupon it shall be lawful for the Landlord to call in contractors to remove the furniture, fixtures and partitions on its behalf and all costs of such work shall be a debt due to the Landlord and be recoverable by the Landlord, provided always that this shall not be deemed to be a waiver of any of the Landlord's rights whether herein contained or by law to recover any of the aforesaid sums and costs or balance thereof.

         (m) the Tenant hereby covenants with the Landlord that the Tenant does not require the tenancy herein created to be endorsed on the title(s) to the said land under the provisions of the National Land Code, 1965.



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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

Signed by                               BEST I.Q., INC.



on behalf of the Landlord               /s/ ISAM QUBAIN, PRESIDENT
in the presence of:                       --------------------------------
                                        Isam Qubain, President



Signed by                               /s/ NASSER BARABI
                                        --------------------------------


                                        CERPROBE CORPORATION



                                        /s/ DANIEL J. HILL
                                        --------------------------------
                                        Daniel J. Hill, Chief Operating Officer

on behalf of the Tenant
in the presence of:                     /s/ NASSRIN BUSHIHRI
                                        --------------------------------


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